UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 12, 2024 (August 6, 2024)

MORINGA ACQUISITION CORP

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40073	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

250 Park Avenue, 7th Floor
New York, NY	11040
(Address of Principal Executive Offices)	(Zip Code)

(212) 572-6395

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of a redeemable warrant	MACAU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	MACA	The Nasdaq Stock Market LLC

Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	MACAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 6, 2024, Moringa Acquisition Corp (“Moringa” or the “Company”) held its previously-announced extraordinary general meeting (the “Meeting”) at which the Company’s shareholders considered various proposals related to the Company’s previously-reported, prospective business combination (the “Silexion Business Combination”) with Silexion Therapeutics Ltd., an Israeli company (“Silexion”). The transactions pursuant to which the Silexion Business Combination will be potentially completed are described in the proxy statement/ prospectus filed by the Company with the Securities and Exchange Commission (the “SEC”) under cover of Schedule 14A on July 17, 2024).

At the Meeting, each of the following proposals related to the Silexion Business Combination was approved by the requisite majority of the Company’s shareholders, as described further below:

(i)	a proposal to approve, as an ordinary resolution under Cayman Islands law, the Company’s entry into the Amended and Restated Business Combination Agreement (as the same may be amended or supplemented from time to time, the “Business Combination Agreement”), dated April 3, 2024, by and among Moringa, Biomotion Sciences, a Cayman Islands exempted company (“New Pubco”), August M.S. Ltd., an Israeli company and a wholly-owned subsidiary of New Pubco (“Merger Sub 1”), Moringa Acquisition Merger Sub Corp, a Cayman Islands exempted company and a wholly-owned subsidiary of New Pubco (“Merger Sub 2”), and Silexion, and all transactions to be completed thereunder (the “Business Combination Proposal”);

(ii)	a proposal to approve and adopt, as special resolutions under Cayman Islands law, the plan of merger for the merger of Merger Sub 2 with and into Moringa, pursuant to which (a) Merger Sub 2 will be merged with and into Moringa, with the result that Moringa will be a wholly-owned subsidiary of New Pubco, and (b) Moringa’s amended and restated memorandum and articles of association will be amended and restated in order to delete provisions that relate to Moringa’s status as a special purpose acquisition company and include provisions that are appropriate for a privately-owned company (the “Merger Proposal”); and

(iii)	a proposal to approve and adopt, as a special resolution under Cayman Islands law, an amendment to Moringa’s amended and restated memorandum and articles of association in order to delete the requirement thereunder that New Pubco (or any combined company resulting from an initial business combination of Moringa) have a minimum of $5,000,001 of net tangible assets (after deducting liabilities), prior to the payment of Moringa’s and Silexion’s transaction expenses and other liabilities due at the closing of the Silexion Business Combination (the “Articles Amendment Proposal”).

The affirmative vote of a special majority of at least two-thirds of Moringa’s shareholders as, being entitled to do so, voted in person or by proxy at the Meeting was required to approve each of the Merger Proposal and the Articles Amendment Proposal, and the affirmative vote of an ordinary majority of Moringa’s shareholders as, being entitled to do so, voted in person or by proxy at the Meeting was required to approve the Business Combination Proposal.

Each of the proposals presented at the Meeting was duly approved by the requisite majority of the ordinary shares of the Company needed for approval of that proposal (as described above). Set forth below are the final voting results for each of the proposals:

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Business Combination Proposal

The Business Combination Proposal was approved by 92.2% of the Company’s ordinary shares present and voting on the proposal (excluding abstentions). The number of ordinary shares (including Class A ordinary shares and the sole outstanding Class B ordinary share) voted in each manner was as follows:

For	Against	Abstain
3,567,465	5,285	0

Merger Proposal

The Merger Proposal was approved by 92.2% of the Company’s ordinary shares present and voting on the proposal (excluding abstentions). The number of ordinary shares (including Class A ordinary shares and the sole outstanding Class B ordinary share) voted in each manner was as follows:

For	Against	Abstain
3,567,465	5,285	0

Articles Amendment Proposal

The Articles Amendment Proposal was approved by 92.3% of the Company’s ordinary shares present and voting on the proposal (excluding abstentions). The number of ordinary shares (including Class A ordinary shares and the sole outstanding Class B ordinary share) voted in each manner was as follows:

For	Against	Abstain
3,572,750	0	0

The fourth proposal to be potentially considered at the Meeting (a proposal to adjourn the Meeting) was not voted upon because each of the above three proposals was approved by the requisite majority at the Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORINGA ACQUISITION CORP

By:	/s/ Ilan Levin
Name:	Ilan Levin
Title:	Chairman, Chief Executive Officer and Director

Date: August 12, 2024

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